EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces Third Quarter 2019 Financial Results

Third Quarter Highlights Include:

  Revenue of $104.8 million, a third quarter record, was 5.2% higher than the third quarter of 2018.

  Environmental Services segment reported record third quarter revenue of $69.0 million, an increase of 9.0% compared to the third quarter of 2018.

  Environmental Services segment profit before corporate selling, general, and administrative expenses increased 9.3% compared to the third quarter of 2018.

  Adjusted EBITDA was $14.6 million for the quarter compared to $14.1 million in the third quarter of 2018.

ELGIN, Ill., Oct. 16, 2019 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the third quarter which ended September 7, 2019.

Third Quarter Review

Revenue for the third quarter of 2019 was $104.8 million compared to $99.7 million for the same quarter of 2018, an increase of 5.2%.

Operating margin decreased slightly to 20.5% compared to 20.7% in the third quarter of 2018. Our third quarter SG&A expense was $12.0 million, or 11.5% of revenues, compared to $11.4 million, or 11.4% of revenues, for the third quarter of 2018.

Net income attributable to common shareholders for the third quarter was $6.0 million compared to net income attributable to common shareholders of $6.3 million in the year earlier quarter. Diluted earnings per share was  $0.25 compared to diluted earnings per share of $0.27 in the year-ago quarter. Excluding the write-off of assets and other costs associated with idled sites incurred during the quarter, third quarter adjusted diluted earnings per share was $0.28 (see reconciliation below).

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $69.0 million during the quarter compared to $63.3 million during the third quarter of fiscal 2018. The 9.0% increase in revenue was driven by growth in most of our product and service lines with the vacuum, containerized waste, parts cleaning and antifreeze businesses being the primary contributors to the growth. Excluding the impact of a large field services project from our third quarter 2018 results, our organic revenue growth in the segment during the third quarter 2019 was 10.5%. Environmental Services profit before corporate selling, general, and administrative expenses was $17.8 million compared to $16.2 million in the year-ago quarter. The approximate $1.5 million increase was mainly driven by higher revenue.

President and CEO Brian Recatto commented, "I am pleased to report that the third quarter represented our seventh consecutive quarter of high single or double-digit revenue growth in our Environmental Services segment.  Unfortunately, unusually high healthcare cost resulted in lower than expected segment operating margin during the quarter."

Our Oil Business segment includes used oil collection activities, re-refining activities, and sales of recycled fuel oil. During the third quarter of fiscal 2019, Oil Business revenues decreased 1.4% to $35.8 million compared to $36.4 million in the third quarter of fiscal 2018. The decline in revenue was mainly due to a decrease in our selling price of base oil, partially offset by an increase in the volume of base oil gallons sold. Oil Business segment operating margin fell to 10.5% in the third quarter of 2019 compared to 12.0% in the third quarter of fiscal 2018. The lower operating margin compared to the third quarter of 2018 was mainly due to a decrease in the spread between our selling price for base oil and our feedstock costs.

Recatto commented, "We are pleased with the results in the Oil Business segment given that base oil conditions during the third quarter were worse relative to last year."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 6, 2019 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens.  Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 90 branches serving approximately 95,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, October 17, 2019 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.

CONTACT

Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 7, 2019	December 29, 2018

ASSETS
Current assets:
Cash and cash equivalents	$58,951	$43,579
Accounts receivable - net	55,653	51,744
Inventory - net	28,259	33,059
Other current assets	7,186	6,835
Total current assets	150,049	135,217
Property, plant and equipment - net	145,954	139,987
Right of use assets	79,498	—
Equipment at customers - net	24,159	23,814
Software and intangible assets - net	16,149	14,681
Goodwill	32,744	34,123
Total assets	$448,553	$347,822

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,089	$32,630
Current portion of lease liabilities	20,257	—
Contract liabilities - net	2,332	166
Accrued salaries, wages, and benefits	6,051	6,024
Taxes payable	7,112	6,120
Other current liabilities	4,989	5,089
Total current liabilities	75,830	50,029
Lease liabilities, net of current portion	59,291	—
Long-term debt	29,255	29,046
Deferred income taxes	17,870	14,516
Total liabilities	$182,246	$93,591

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,185,567 shares and 23,058,584 shares issued and outstanding at September 7, 2019 and December 29, 2018, respectively	$232	$231
Additional paid-in capital	199,216	197,533
Retained earnings	66,333	55,819
Total Heritage-Crystal Clean, Inc. stockholders' equity	265,781	253,583
Noncontrolling interest	526	648
Total equity	266,307	254,231
Total liabilities and stockholders' equity	$448,553	$347,822

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,
	September 7, 2019	September 8, 2018	September 7, 2019	September 8, 2018

Revenues
Service revenues	$57,208	$58,054	$171,522	$172,205
Product revenues	41,964	41,620	119,124	110,918
Rental income	5,668	—	14,967	—
Total revenues	$104,840	$99,674	$305,613	$283,123

Operating expenses
Operating costs	$80,116	$76,045	$241,449	$220,702
Selling, general, and administrative expenses	11,241	10,641	34,679	33,185
Depreciation and amortization	3,980	3,776	12,176	11,078
Other expense - net	1,020	253	2,477	983
Operating income	8,483	8,959	14,832	17,175
Interest expense – net	181	256	629	742
Income before income taxes	8,302	8,703	14,203	16,433
Provision for income taxes	2,246	2,284	3,411	3,996
Net income	6,056	6,419	10,792	12,437
Income attributable to noncontrolling interest	86	74	278	213
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$5,970	$6,345	$10,514	$12,224

Net income per share: basic	$0.26	$0.28	$0.45	$0.53
Net income per share: diluted	$0.25	$0.27	$0.45	$0.52

Number of weighted average shares outstanding: basic	23,185	23,048	23,146	23,013
Number of weighted average shares outstanding: diluted	23,421	23,404	23,384	23,299

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

Third Quarter Ended,
September 7, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$54,066	$3,142	$—	$57,208
Product revenues	9,305	32,659	—	41,964
Rental income	5,620	48	—	5,668
Total revenues	$68,991	$35,849	$—	$104,840
Operating expenses
Operating costs	49,486	30,630	—	80,116
Operating depreciation and amortization	1,743	1,441	—	3,184
Profit before corporate selling, general, and administrative expenses	$17,762	$3,778	$—	$21,540
Selling, general, and administrative expenses			11,241	11,241
Depreciation and amortization from SG&A			796	796
Total selling, general, and administrative expenses			$12,037	$12,037
Other expense - net			1,020	1,020
Operating income				8,483
Interest expense – net			181	181
Income before income taxes				$8,302

Third Quarter Ended,
September 8, 2018
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$55,473	$2,581	$—	$58,054
Product revenues	7,834	33,786	—	41,620
Total revenues	$63,307	$36,367	$—	$99,674
Operating expenses
Operating costs	45,460	30,585	—	76,045
Operating depreciation and amortization	1,599	1,410	—	3,009
Profit before corporate selling, general, and administrative expenses	$16,248	$4,372	$—	$20,620
Selling, general, and administrative expenses			10,641	10,641
Depreciation and amortization from SG&A			767	767
Total selling, general, and administrative expenses			$11,408	$11,408
Other expense - net			253	253
Operating income				8,959
Interest expense – net			256	256
Income before income taxes				$8,703

First Three Quarters Ended,
September 7, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$161,273	$10,249	$—	$171,522
Product revenues	29,620	89,504	—	119,124
Rental income	14,791	176	—	14,967
Total revenues	$205,684	$99,929	$—	$305,613
Operating expenses
Operating costs	149,024	92,425	—	241,449
Operating depreciation and amortization	5,252	4,308	—	9,560
Profit before corporate selling, general, and administrative expenses	$51,408	$3,196	$—	$54,604
Selling, general, and administrative expenses			34,679	34,679
Depreciation and amortization from SG&A			2,616	2,616
Total selling, general, and administrative expenses			$37,295	$37,295
Other expense - net			2,477	2,477
Operating income				14,832
Interest expense – net			629	629
Income before income taxes				$14,203

First Three Quarters Ended,
September 8, 2018
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$163,428	$8,777	$—	$172,205
Product revenues	21,798	89,120	—	110,918
Total revenues	$185,226	$97,897	$—	$283,123
Operating expenses
Operating costs	134,640	86,062	—	220,702
Operating depreciation and amortization	4,590	4,188	—	8,778
Profit before corporate selling, general, and administrative expenses	$45,996	$7,647	$—	$53,643
Selling, general, and administrative expenses			33,185	33,185
Depreciation and amortization from SG&A			2,300	2,300
Total selling, general, and administrative expenses			$35,485	$35,485
Other expense - net			983	983
Operating income				17,175
Interest expense – net			742	742
Income before income taxes				$16,433

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,

(thousands)	September 7, 2019	September 8, 2018	September 7, 2019	September 8, 2018
Net income	$6,056	$6,419	$10,792	$12,437

Interest expense – net	181	256	629	742

Provision for income taxes	2,246	2,284	3,411	3,996

Depreciation and amortization	3,980	3,776	12,176	11,078

EBITDA (a)	$12,463	$12,735	$27,008	$28,253

Adoption of ASC 842 lease accounting standard(b)	—	—	2,202	—

Non-cash compensation (c)	1,022	1,190	2,744	3,060

Retirement costs and severance (d)	80	—	746	639

Costs and asset write-offs associated with site closures (e)	1,020	186	2,530	695

Implementation costs of ASC 842(f)	—	—	355	—

Adjusted EBITDA (g)	$14,585	$14,111	$35,585	$32,647

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Revenue deferred during the first quarter from the adoption of ASC 842 lease accounting standard.

(c)	Non-cash compensation expenses which are recorded in SG&A.

(d)	Costs associated with the retirement of our former SVP Sales and other employee separations.

(e)	Costs and asset write-offs mainly associated with the closure of the Company’s facility located in Wilmington, Delaware.

(f)	One-time cost associated with the implementation of ASC 842.

(g)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

USE OF NON-GAAP FINANCIAL MEASURES

Reconciliation of our Net Income and Net Income Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Income Per Share

Adjusted net income and adjusted net income per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net income and adjusted net income per share provides investors and management useful information about the income impact from the asset write-offs and other costs associated with site closures for the third quarter of 2019 compared to the third quarter of 2018.

	Third Quarter Ended,

(in thousands, except per share amounts)	September 7, 2019	September 8, 2018

GAAP net income	$6,056	$6,419

Costs and asset write-offs associated with site closures	1,020	185

Net tax effect of items above	(263)	(47)

Adjusted net income	$6,813	$6,557

GAAP diluted income per share	$0.25	$0.27

Costs and asset write-offs associated with site closures per share	0.04	0.01

Net tax effect per share of items above	(0.01)	—

Adjusted diluted net income per share	$0.28	$0.28